                                                                    EXHIBIT 12.1

                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            For the fiscal years                          For the three months
                                                             ended September 30,                           ended December 31,
                                        ------------------------------------------------------------     ---------------------
                                          1995         1996         1997         1998        1999          1998        1999
                                        ------------------------------------------------------------     ---------------------
                                                                  ($'s in thousands)
Consolidated pretax income from         $ 58,022     $ 89,814     $108,550     $159,099     $263,826     $ 54,266     $ 68,601
  continuing operations............
Amortization of capitalized               18,734       25,670       29,323       47,995       58,153       14,884       13,868
  interest.........................
Interest expensed .................        9,551       10,006       11,707       17,453       18,565        3,967        5,524
                                        ------------------------------------------------------------     ---------------------
              Earnings ............     $ 86,307     $125,490     $149,580     $224,547     $340,544     $ 73,117     $ 87,993
                                        ============================================================     =====================
Interest incurred .................     $ 34,500     $ 39,807     $ 51,978     $ 71,649     $ 83,090     $ 16,457     $ 24,330
                                        ------------------------------------------------------------     ---------------------
              Fixed charges .......     $ 34,500     $ 39,807     $ 51,978     $ 71,649     $ 83,090     $ 16,457     $ 24,330
                                        ============================================================     =====================
Ratio of earnings to fixed charges          2.50         3.15         2.88         3.13         4.10         4.44         3.62
                                        ============================================================     =====================